Exhibit 21.1

Entity	Jurisdiction of Incorporation
Bellevue C2 Holding, LLC	Delaware
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO 2005-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor	Delaware
CNL Hotel JV, LLC	Delaware
CT CDO III Corp.	Delaware
CT CDO III Ltd.	Cayman Islands
CT CDO IV Corp.	Delaware
CT CDO IV Ltd.	Cayman Islands
CT CDO IV, LLC	Delaware
CT Legacy Asset, LLC	Delaware
CT Legacy Cayman, Ltd.	Cayman Islands
CT Legacy Holdings, LLC	Delaware
CT Legacy JPM SPV, LLC	Delaware
CT Legacy Manager, LLC	Delaware
CT Legacy REIT Holdings, LLC	Delaware
CT Legacy REIT Mezz Borrower, Inc.	Delaware
CT Legacy Series 1 Note Issuer, LLC	Delaware
CT Legacy Series 2 Note Issuer, LLC	Delaware
CT Legacy LXR Holdings, LLC	Delaware
CT OPI GP, LLC	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
CT RE CDO 2005-1 Corp.	Delaware
CT RE CDO 2005-1 Sub, LLC	Delaware
CT XLC Holding, LLC	Delaware
CTOPI Carried Interest Holdings, LLC	Delaware
CTOPI Carried Interest CT Sub 1, LLC	Delaware
CTOPI Carried Interest CT Sub 2, LLC	Delaware
CTOPI Carried Interest CT Sub 3, LLC	Delaware
CTOPI Carried Interest CT Sub 4, LLC	Delaware
CTOPI Carried Interest CT Sub 5, LLC	Delaware